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                            EMPLOYMENT AGREEMENT
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     AGREEMENT made this 1st day of October, 1984, between SUSQUEHANNA
BANCSHARES, INC., a Pennsylvania corporation organized as a bank holding company pursuant to the provisions of the Bank Holding Company Act of 1956, as amended (the "Company") and ROBERT S. BOLINGER, an individual whose principal residence is at 1314 Stillwater Road, Lancaster, Pennsylvania, 17601 (the "Employee").

  Background
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     Employee currently serves as one of the principal executive officers of the
Company and of Farmers First Bank, a wholly owned subsidiary of the Company (the "Bank"). Company desires to induce Employee to remain in Company's and Bank's employment, and Employee hereby agrees to accept continuation of employment with the Company and Bank on the terms and subject to the conditions hereinafter set forth.

     1. Position. The Company hereby employs the Employee and agrees to cause
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Bank to continue Employee's employment, and the Employee hereby agrees to employment by the Company and to continue employment with the Bank as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank.
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     2.   Duties.
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          2.1. The Employee agrees to assume such duties and responsibilities as may be consistent with the position of President and Chief Executive Officer with the Company and as President and Chief Executive Officer with the Bank, and as may be assigned to the Employee by the Board of Directors or by the by-laws of the Company and Bank, respectively, from time to time. No change in the duties of the Employee shall in any way diminish the compensation payable to him pursuant to the provisions of Paragraph 4 hereof.

          2.2 The Employee agrees to devote his full time, skill, attention and energies, and his best efforts to the performance of his duties under this Agreement consistent with practices and policies established from time to time by the Company and the Bank, and shall not, during the term of this Agreement, engage in any other business activity other than one outside directorship with a reputable organization except (i) upon receipt of the prior written consent of the Company or (ii) solely as an investor in real or personal property, the management of which shall not detract from the performance of his duties hereunder.

     3.   Period of Employment. Unless terminated earlier pursuant to Subsection
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7.4, 10.1, 10.2, 10.3 or 10.6 hereof, the Period of Employment shall be five (5)
years

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from the date hereof or from the most recent "Renewal Date" as hereinafter used. In each year herefollowing, between the dates of May 1 and June 30 (the "Renewal Period"), the Company may renew in writing this Agreement, making such adjustments to the compensation provisions set forth in Section 4 hereof as the parties hereto may agree in writing. In the absence of such written agreement between the parties, the Company will be deemed to have not renewed this Agreement. As provided herein, the date on which written notice of renewal is given Employee, which shall be no later than 7 business days following the last day of the Renewal Period, shall be the "Renewal Date."

     4. Compensation. For all services rendered by the Employee under this
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Agreement, the Company shall pay or cause Bank to pay to the Employee compensation as provided below:

        4.1 Base salary. Commencing on the date hereof and continuing for the
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next twelve (12) months of employment hereunder, the Company shall pay or shall cause Bank to pay the Employee, in equal monthly installments, a minimum base salary at the rate of $125,000.00 per year. For each subsequent one-year period during the term of this Agreement, the annual minimum base salary of the Employee shall be such rate as the parties hereto may mutually agree or in the absence of agreement, it shall be increased, but shall not be decreased,

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by a fraction the numerator of which shall be the average CPI (as defined below) for the twelve (12) months immediately preceding the commencement of each subsequent one-year period and the denominator of which shall be the average CPI for the twelve months preceding the last Renewal Date. "CPI" shall mean the Suburban Consumer Price Index for Suburban Wage Earners and Clerical Workers (Unrevised Series) -- U.S. Average, all items (1967 = 100) published by the U.S. Department of Labor, Bureau of Labor Statistics, or if not then in use, such index most nearly comparable to the discontinued index.

        4.2 Bonus. The Company or Bank may but shall not be required to pay to
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the Employee annual bonus compensation in such amount as may be determined by the appropriate Board of Directors. Such bonus shall not exceed the amount of the Employee's basic compensation.

     5. Employee Expenses. Subject to such general employee expense account
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policies as the Company and the Bank may from time to time adopt, the Company or the Bank, as the case may be, will pay or reimburse the Employee upon presentation of vouchers or invoices for reasonable expenses incurred by the Employee in the performance of his duties in carrying out the terms and provisions of this Agreement, including without limitation expenses

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for such items as entertainment, travel, meals, hotel and similar items. In the event that any reimbursed expenses are disallowed by the Internal Revenue Service as deductions to the Company or the Bank, as the case may be, the Employee shall retain such reimbursed expense amounts which Employee shall treat and report as additional compensation and which the Company or the Bank, as the case may be, shall treat as deductable salary expense.

        The Company also shall provide the Employee during his employment under this Agreement with the full time use of a car selected by the Employee and comparable to the car available to Employee at present. Such car shall be selected, maintained and replaced in accordance with the Bank's general policy on cars for managers having need of a car for business use.

     6. Vacations. The Employee will be entitled to no less than four (4) weeks
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of paid vacation annually, to be taken at times reasonably convenient to the
Company and the Bank.

     7. Benefits.
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        7.1. Employee shall be entitled to group term life insurance insuring the Employee's life during the term of employment, disability insurance coverage, and accidental death and dismemberment benefits, including death benefit, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried

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employees of Bank, as the same may change from time to time. The beneficiary of such policy and benefits shall be designated by the Employee.

        7.2 Employee shall be entitled to major medical and health insurance coverage for the Employee and his immediate family on such terms, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank generally, as the same may change from time to time.

        7.3 The Company shall cause the Bank to continue to sponsor a pension plan qualified under (SS)401 of the Internal Revenue Service Code of 1954, as amended. The Company shall cause Bank to continue to contribute to the pension plan at a rate not less than that in effect as of the effective date of this Agreement, provided, however, in the event that the Bank shall review its pension plan and determine to augment such plan or to substitute a different type of qualified retirement plan for such plan, which different plan shall provide either contributions or benefits for the Employee not less than those in effect as of the date of this Agreement, the Bank shall have the right to modify, reduce or terminate said pension plan.

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     7.4 If the Employee becomes and continues to be permanently disabled, such disability to be defined as the Employee's inability, as a result of illness, incapacity, disease or calamity to perform a substantial part of his reasonable duties as set forth herein, with no reasonable expectation that the Employee will be able to resume the performance of his reasonable duties, the Company shall continue to pay, or shall cause the Bank to continue to pay, to the Employee the Base Salary set forth in Paragraph 4, above, and, except as provided in the next sentence of this Paragraph, all other benefits as set forth in this Agreement for a period of no less than six (6) months following the commencement of such permanent disability. Any provision of this agreement notwithstanding, Employee shall be conclusively deemed to be permanently disabled if he is physically or mentally unable to perform his duties or a substantial part thereof for a period of six consecutive months. The Employee shall have no right to earn any bonus compensation during such period of time. Thereafter, if such permanent disability continues, this Agreement shall terminate and the Company and the Bank shall have no further obligation to the Employee under this Agreement other than in connection with such benefits as may be available under such disability insurance programs and other programs as may be provided at that time pursuant to paragraphs 7.1 and 7.2 hereof.

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     7.5 To the extent such benefits are not specifically described or duplicated hereinabove in this Paragraph 7, the Employee shall also be entitled to participate, when eligible (as and to the extent of any other eligible employee of the Company or the Bank), in any and all thrift, profit sharing, benefit and pension and similar plans, now or hereafter maintained by the Company or the Bank and offered by the Company or the Bank to its salaried, non-union employees generally.

     8. Confidential Information. During the term of employment, and at any time
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thereafter, the Employee shall not, without the consent of a principal officer of the Company, disclose to any person, firm or corporation any customer lists, trade secrets, or any other confidential information relating to the business of the Company or the Bank or any affiliate of either and shall not, without the consent of a principal officer of the Company, deliver any oral address or speech or publish, or knowingly permit to be published, any written matter in any way relating to the business of the Company, or the Bank or any affiliate of either.

     9. Property Rights. The Employee agrees that all literary work,
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copyrightable material or other proprietary information or materials developed by him during the term of this Agreement and relating to, or capable of being used or adopted for use in, the

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business of the Company or the Bank, shall inure to and be the property of the Company or the Bank and must be promptly disclosed to the Company or the Bank, as the case may be. Both during employment by the Company and the Bank and thereafter, the Employee shall, at the expense of the Company and the Bank, as the case may be, execute such documents and do such things as the Company or the Bank reasonably may request to enable the Company or the Bank or their nominees (i) to apply for copyright or equivalent protection in the United States, Canada and elsewhere for any literary work hereinabove referred in this Paragraph or (ii) to be vested with any such copyright protection in the United States, Canada and elsewhere.

     10.  Termination
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          10.1 Employee shall be deemed to have been given twelve (12) months notice of termination (Notice of Termination) for purposes of this subsection
10.1 (i) if this Agreement is not renewed by Company during the Renewal Period commencing next after a Renewal Date (or the date of this Agreement, if there is no Renewal Date) and Employee elects in a writing delivered to Company within thirty (30) calendar days of the termination of the Renewal Period to treat such failure to renew as Notice of Termination, effective as of the date of delivery of such election to Company; or (ii) on the last day of the forty-eighth month following

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the most recent Renewal Date; or (iii) upon a determination by two-thirds of the
Board of Directors of the Company, acting in good faith, that Employee is directly responsible for actions or omissions that either occasion extraordinary monetary loss to the Bank or the Company in an amount greater than the total amount of loan loss reserves maintained by the Bank or the Company, as the case may be, or result in immediate discredit to the business reputation or good will of the Company or the Bank; provided, however, for purposes of the operation of
(iii) above, Employee shall not be deemed to be directly responsible for any monetary loss to the Bank or Company resulting from acts of God, strike, lock out or other industrial disturbances, acts of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, pestilence, famine, or other "force majeur."

     Upon termination under this subsection 10.1, the Company may request the Employee to, and if requested, Employee shall continue to perform his duties as set forth in this Agreement for a period not to exceed three (3) months from the date of Notice of Termination. In addition to any such period, the Employee shall be reasonably available for a period for nine (9) additional months for advice and consultation as requested by the Company or the Bank.

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Employee shall be entitled to receive all salary and benefits for a period of twelve (12) months following the date of Notice of Termination; provided, however, that in the event Employee obtains other employment in the twelve (12) month period following the date of Notice of Termination, then the amount of base salary and benefits due hereunder shall be decreased by the salary and benefits received by Employee attributable to other employment during such twelve (12) month period. Employee shall also be entitled to any bonus compensation determined in accordance with paragraph 4.2 hereinabove.

     10.2 This Agreement shall be terminated upon action of the Employee by not less than two (2) months notice to the Company and the Bank. Employee agrees in the event of termination under this subparagraph to cooperate, advise and consult the Company and the Bank as needed to assist in the transition of Employee's replacement during such two month period and thereafter for a period of four (4) months.

     10.3 Nothing in this Agreement shall be construed to prevent immediate termination by the Company of the Employee's employment under this Agreement upon the occurrence of any of the following events:

          (a) any deliberate, material breach by the Employee of his obligations under this Agreement which, if curable, is not cured within thirty (30) days after the

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Company shall have notified the Employee in a writing describing to Employee all material facts concerning such breach; or

          (b) the conviction of the Employee for a felony or the commission of a material, fraudulent act by the Employee against the Company or the Bank.

     10.4 If this Agreement is terminated under subparagraphs 10.2 or 10.3 hereof, the Company shall be obligated to pay or to cause Bank to pay the Employee his base salary to the date of such termination, plus (i) any accrued Bonus Amount, (ii) a proportionate share of any Bonus Amount which would have accrued for the fiscal year in which such termination occurred but for such termination, such proportion to be based upon the number of full months of employment during such year and to be determined after the close of such fiscal year, and (iii) any other benefits to be provided to the Employer following termination of this Agreement pursuant to Paragraph 7 above.

     10.5 If this Agreement is terminated by the Company under circumstances other than as provided in subparagraphs 10.1, 10.2, or 10.3 hereof or if the Employee resigns upon the occurrence of (i) a significant change in the nature or scope of the Employee's duties as set forth in Paragraph 2 hereof such that the Employee has been reduced to a position of materially lesser authority, stature or responsibility or such that the time required to

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be spent by the Employee beyond the Bank's geographic market area shall be significantly increased, or (ii) a reduction in Employee's compensation or breach by the Bank of any other provision of this Agreement, then the Company shall pay or shall cause Bank to pay to Employee in a lump sum an amount equal to (1) Employee's then current monthly salary rate times the number of months otherwise remaining in the Period of Employment set forth in Paragraph 3 and (2) a pro rata share of the estimated amount of any bonus which would have been payable for the bonus period that preceded such termination plus the estimated amount of any bonus (or pro rata share thereof) which would have been payable for the bonus period through the last day of the Period of Employment. Company shall also provide Employee with the following, or the value thereof:

          (a) in addition to the benefits provided under Paragraph 7.3 hereof, the pension benefits which would have accrued had Employee remained in the employ of the Company and the Bank for the remainder of the Period of Employment, which benefits will be paid concurrently with, and in addition to, the benefits provided under such plans; and

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                (b) all other employee benefits to which the Employee would have been entitled under Paragraph 7 hereof if he had remained in the employ of the Company and the Bank for the remainder of the Period of Employment.

     10.6 Notwithstanding anything to the contrary set forth above, this Agreement shall terminate immediately upon the close of business on the last business day in the calendar year in which Employee attains the age of 65. Upon such termination, Employee shall be entitled, to the extent he is covered by such at the time, to all retirement, pension, insurance and other benefits available to the Bank's or Company's employees.

     11. Records. Upon the termination of employment hereunder, the Employee
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shall deliver to the Company or the Bank, as the case may be, all correspondence, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of the Company or the Bank, and the Employee shall not remove any of such records either during the course of employment or upon the termination thereof.

     12. Prohibited Assignment. The Employee shall have no right to exchange,
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convert, encumber or dispose of the rights to receive the benefits or payments under this Agreement, which payments, benefits and rights thereto are expressly declared to be non-assignable and non-transferable.

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     13. Indemnification. To the extent permitted by law, the Company shall
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indemnify the Employee and hold him harmless from all liability and claims, whether meritorious or not, including the cost of defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon any act or omission which the Employee has taken or committed or hereafter may take or commit on behalf of or in connection with the Company or the Bank in his official capacity, so long as the following conditions are met with respect to such claim or liability: (a) if such action was taken in the exercise of reasonable business judgment and was taken in an area within the scope of responsibility of Employee, or (b) if not within the scope of Employee's responsibility, (i) at the time of such act or omission the Board of Directors of the Company or the Bank had knowledge of the facts or circumstances pursuant to which such act was taken or such omission occurred and
(ii) no written objection to such act or omission was duly made by the appropriate Board of Directors.

     Actions taken by the Employee which are covered by this Agreement specifically include (by way of illustration), but are not limited to, (a) the payment of any salary, bonus or other compensation to any officer, director, or employee, (b) the reimbursement or payment of any expenses incurred by any such officer, director or employee, (c) the making or retention of

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any investments (including, without limitation, loans) by the Bank, or (d)
injury claims against the Company or the Bank and/or Employee based on negligence or other alleged tortious actions and which arise in connection with the conduct of the Company's or the Bank's business.

     Employee shall indemnify the Company and the Bank and hold each harmless from all liability and claims, whether meritorious or not, including the cost of the defense thereof (including reasonable attorneys' fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon acts taken without the consent or approval of the Board of Directors of the Company or the Bank and which represent Employee's deliberate malfeasance or gross negligence.

     14. Survival. Notwithstanding anything to the contrary in this Agreement,
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the parties hereto agree that the Employee's obligations under Paragraph 8 and
9 of this Agreement will continue despite the expiration of the term of this Agreement or its termination.

     15. Miscellaneous.
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         15.01. Assignment. This Agreement shall be binding upon the parties
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hereto, the heirs and legal representatives of the Employee and the successors and assigns of

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the Company. Failure by Bank to perform duties assigned to it by Company hereunder, for any reason whatsoever, including, but not limited to, a lawful refusal, shall not relieve or release the Company from responsibility for such performance.

         15.02. Arbitration. Any controversy or claim arising out of, or
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relating to, this Agreement or the breach thereof, shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         15.03. Definitions. The term "Company" shall mean the Company as
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hereinbefore defined or any entity succeeding to substantially all the assets and business of the Company. The term "Bank" shall mean the Bank as hereinbefore defined or any entity succeeding to substantially all the assets and business of the Bank.

         15.04. Notices. Any notice required, permitted or intended to be given
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under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid; except as provided in Section 10.4 hereinabove with regard to constructive notice.

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         15.05. Entire Agreement. This Agreement constitutes the entire
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agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties.

         15.06. Construction. This Agreement shall be construed and enforced in
                ------------
accordance with the laws of the Commonwealth of Pennsylvania.

         15.07. Section Headings. The section headings herein have been inserted
                ----------------
for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, AND intending to be legally bound, the parties have executed this Agreement the day and year first above written.

Attest:                               SUSQUEHANNA BANCSHARES, INC.


By: /s/ J. Stanley Mull, Treasurer    By: /s/ Richard M. Cloney, VP
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    [Corporate Seal]

Witness: /s/ George J. Morgan           /s/ Robert S. Bolinger
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